NEWS RELEASE	CONTACT:	Michael McNeil, President HMN Financial, Inc. (507) 535-1202 FOR IMMEDIATE RELEASE

HMN FINANCIAL, INC. ANNOUNCES THIRD QUARTER RESULTS

Third Quarter Highlights
•	Net income of $2.8 million, up $2.7 million over third quarter of 2006
•	Diluted earnings per share of $0.71, up $0.69 over third quarter of 2006
•	Provision for loan losses down $5.1 million, or 84.7%, from third quarter of 2006
•	Net interest margin of 3.58%, down 48 basis points from third quarter of 2006
•	Net interest income up $111,000, or 1.1%, over third quarter of 2006

Year to Date Highlights
•	Net income of $8.5 million, up $2.7 million, or 47.6%, over first nine months of 2006
•	Diluted earnings per share of $2.16, up $0.73, or 51.0%, over first nine months of 2006
•	Provision for loan losses down $5.1 million, or 68.0%, from first nine months of 2006
•	Net interest margin of 3.77%, down 31 basis points from first nine months of 2006
•	Net interest income up $611,000, or 2.1%, over first nine months of 2006

EARNINGS SUMMARY	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands, except per share amounts)	2007	2006	2007	2006
Net income	$2,782	74	$8,499	5,757
Diluted earnings per share	0.71	0.02	2.16	1.43
Return on average assets	0.97	0.03%	1.04	0.78%
Return on average equity	11.19	0.30%	11.67	8.07%
Book value per share	$22.86	21.21	$22.86	21.21

ROCHESTER, MINNESOTA, October 19, 2007 - HMN Financial, Inc. (HMN or the Company) (NASDAQ:HMNF), the $1.1 billion holding company for Home Federal Savings Bank (the Bank), today reported net income of $2.8 million for the third quarter of 2007, up $2.7 million from net income of $74,000 for the third quarter of 2006.  Diluted earnings per common share for the third quarter of 2007 were $0.71, up $0.69 from $0.02 for the third quarter of 2006. The increase in net income is due primarily to a $5.1 million decrease in the loan loss provision between the periods as a result of decreased commercial loan charge offs.

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Third Quarter Results

Net Interest Income

Net interest income was $9.8 million for the third quarter of 2007, an increase of $111,000, or 1.1%, compared to $9.7 million for the third quarter of 2006.  Interest income was $20.3 million for the third quarter of 2007, an increase of $3.1 million, or 18.1%, from $17.2 million for the same period in 2006.  Interest income increased primarily because average interest earning assets increased $141 million between the periods and because the average yield earned on loans and investments increased.  The increase in average interest earning assets was the result of a $101 million increase in the average outstanding loans and a $40 million increase in the average outstanding cash and investments between the periods.  The increase in outstanding loans was primarily in commercial business and commercial real estate loans.  The increase in cash and investments was the result of obtaining collateralized deposit relationships that required the purchase of additional investments in order to collateralize the deposits and maintain adequate liquidity.  The average yield on investments increased 84 basis points between the periods primarily because maturing investments were reinvested at higher rates.  The average yield earned on interest-earning assets was 7.39% for the third quarter of 2007, an increase of 20 basis points from the 7.19% average yield for the third quarter of 2006.

Interest expense was $10.5 million for the third quarter of 2007, an increase of $3.0 million, or 40.0%, compared to $7.5 million for the third quarter of 2006.  Interest expense increased primarily because of higher interest rates paid on commercial money market accounts and certificates of deposits.  The increased rates were the result of the 100 basis point increase in federal funds rate that occurred throughout the first six months of 2006 that was not fully reflected in deposit rates until the second half of 2006.  Increases in the federal funds rate, which is the rate that banks charge other banks for short term loans, generally has a lagging effect and increases the rates banks pay for deposits.  The average interest rate paid on interest-bearing liabilities was 4.05% for the third quarter of 2007, an increase of 71 basis points from the 3.34% average rate paid in the third quarter of 2006.  Net interest margin (net interest income divided by average interest earning assets) for the third quarter of 2007 was 3.58%, a decrease of 48 basis points, compared to 4.06% for the third quarter of 2006.

Provision for Loan Losses

The provision for loan losses was $921,000 for the third quarter of 2007, a decrease of $5.1 million, or 84.7%, from $6.0 million for the third quarter of 2006.  The provision for loan losses decreased primarily because of a decrease in commercial real estate loans charged off between the periods.  In the third quarter of 2006, $7.4 million in related commercial real estate development loans secured primarily by developed and undeveloped single family home lots and a golf course were charged off.  In the third quarter of 2007, loan charge-offs were $129,000.  The decrease in the provision related to decreased loan charge offs was partially offset by an increase in the allowance required for risk rated commercial loans in the third quarter of 2007 compared to the same period of 2006.  Total non-performing assets were $20.3 million at September 30, 2007, an increase of $3.9 million, or 23.9%, from $16.4 million at June 30, 2007.  Non-performing loans increased $6.1 million primarily because of the general slow down of the new housing construction and development markets.  Non-performing single family loans increased $1.5 million primarily due to the addition of three loans, non-performing commercial real estate loans increased $3.2 million primarily because of the addition of two loans, non-performing commercial business loans increased $1.2 million primarily because of the addition of one loan, and non-performing consumer loans increased $250,000.  Of the $20.3 million in non-performing assets at September 30, 2007, $5.7 million related to one relationship that became non-accruing in the first half of 2007.  The allowances for nonperforming loans are regularly reviewed for adequacy based on an estimate of the market values of the underlying collateral.  Action plans are evaluated and implemented in order to minimize losses and reduce the amount of non-performing assets as quickly as possible.  Foreclosed, repossessed, and other assets decreased $2.2 million due primarily to the sale of assets.

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Non-Interest Income and Expense

 Non-interest income was $1.6 million for the third quarter of 2007, a decrease of $86,000, or 5.0%, from $1.7 million for the same period in 2006.  Gains on sales of loans decreased $276,000 due to a decrease in the single-family mortgage loans that were sold and a decrease in the profit margins realized on the loans that were sold.  Competition in the single-family loan origination market has remained strong as the overall market has slowed and profit margins have been lowered in order to remain competitive and maintain origination volume.  Mortgage servicing fees decreased $37,000 due primarily to a decrease in the single-family mortgage loans being serviced. Other non-interest income increased $219,000 primarily because of increased gains on the sale of real estate owned in the third quarter of 2007 when compared to the same period in 2006.

Non-interest expense was $6.0 million for the third quarter of 2007, an increase of $514,000, or 9.4%, from $5.4 million for the same period of 2006.  Compensation expense increased $441,000 between the periods due primarily to an increase in incentive compensation and annual payroll cost increases.  Other noninterest expenses increased $82,000 primarily because of increased loan costs and legal fees relating to foreclosed assets.  Data processing costs increased $19,000 primarily because of an increase in internet and other banking services provided by a third party processor between the periods.  Advertising expense increased $15,000 between the periods due to increased mortgage loan advertising. Amortization of mortgage servicing rights decreased $39,000 due to a decrease in single-family mortgage loans being serviced in the third quarter of 2007 when compared to the same period in 2006.  Income tax expense increased $1.9 million between the periods due to an increase in taxable income.

Return on Assets and Equity

Return on average assets for the third quarter of 2007 was 0.97%, compared to 0.03% for the third quarter of 2006.  Return on average equity was 11.19% for the third quarter of 2007, compared to 0.30% for the same period of 2006.  Book value per common share at September 30, 2007 was $22.86, compared to $21.21 at September 30, 2006.

Nine Month Period Results

Net Income

Net income was $8.5 million for the nine-month period ended September 30, 2007, an increase of $2.7 million, or 47.6%, compared to $5.8 million for the nine-month period ended September 30, 2006.  Diluted earnings per common share for the nine-month period in 2007 were $2.16, up $0.73, or 51.0%, from $1.43 for the same period in 2006.  The increase in net income is due primarily to a $5.1 million decrease in the loan loss provision between the periods as a result of decreased commercial loan charge offs.

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Net Interest Income

Net interest income was $29.4 million for the first nine months of 2007, an increase of $611,000, or 2.1%, from $28.8 million for the same period in 2006.  Interest income was $58.2 million for the nine-month period ended September 30, 2007, an increase of $8.0 million, or 16.0%, from $50.2 million for the same period in 2006.  Interest income increased because of a $99 million increase in average interest earning assets and also because the average yields earned on loans and investments increased between the periods.  The increase in average interest earning assets was the result of a $54 million increase in the average outstanding loans and a $45 million increase in the average outstanding cash and investments between the periods.  The increase in outstanding loans was primarily in commercial business and commercial real estate loans.  The increase in cash and investments was the result of obtaining collateralized deposit relationships that required the purchase of additional investments in order to collateralize the deposits and maintain adequate liquidity.  Yields increased primarily because of the 100 basis point increase in the prime interest rate that occurred during the first six months of 2006.  Increases in the prime rate, which is the rate that banks charge their prime business customers, generally increase the rates on adjustable rate consumer and commercial loans in the portfolio and on new loans and investments.  The yield earned on interest-earning assets was 7.45% for the first nine months of 2007, an increase of 35 basis points from the 7.10% yield for the same period in 2006.

Interest expense was $28.7 million for the nine-month period ended September 30, 2007, an increase of $7.4 million, or 34.7%, from $21.3 million for the same period in 2006.  Interest expense increased primarily because of higher interest rates paid on commercial money market accounts and certificates of deposits.  The increased rates were the result of the 100 basis point increase in federal funds rate that occurred throughout the first six months of 2006 that was not fully reflected in deposit rates until the second half of 2006.  Increases in the federal funds rate, generally has a lagging effect and increases the rates banks pay for deposits.  The average interest rate paid on interest-bearing liabilities was 3.90% for the first nine-months of 2007, an increase of 68 basis points from the 3.22% paid for the same period of 2006.  Net interest margin for the first nine months of 2007 was 3.77%, a decrease of 31 basis points, compared to 4.08% for the same period of 2006.

Provision for Loan Losses

The provision for loan losses was $2.4 million for the first nine-months of 2007, a decrease of $5.1 million, or 68.0%, from $7.5 million for the same nine-month period in 2006.  The provision for loan losses decreased primarily because $7.4 million in related commercial real estate development loans were charged off during the third quarter of 2006. The decrease in the provision related to loan charge offs was partially offset by an increase in the provision for the $62 million increase in outstanding commercial loans during the first nine months of 2007. Total non-performing assets were $20.3 million at September 30, 2007, an increase of $9.9 million, or 94.5%, from $10.4 million at December 31, 2006. Non-performing loans increased $9.4 million, primarily because of the general slow down of the new housing construction and development markets, and foreclosed, repossessed, and other assets increased $423,000.  Non-performing commercial real estate loans increased $6.3 million primarily because a group of related development loans to affiliated borrowers became non-performing in the second quarter of 2007, non-performing commercial business loans increased $2.4 million, non-performing single-family loans increased $805,000 and non-performing consumer loans decreased $33,000.

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A reconciliation of the Company’s allowance for loan losses for the nine-month periods ended September 30, 2007 and 2006 follows:

(in thousands)	2007	2006
Balance at January 1,	$9,873	$8,778
Provision	2,404	7,521
Charge offs:
Commercial loans	(16)	(151)
Commercial real estate loans	(138)	(7,222)
Consumer loans	(694)	(235)
Recoveries	123	55
Balance at September 30,	$11,552	$8,746

Non-Interest Income and Expense

Non-interest income was $5.0 million for the first nine months of 2007, an increase of $20,000, or 0.4%, from $5.0 million for the same period in 2006.  Gains on sales of loans increased $159,000 between the periods primarily because of the $559,000 increase in the gains recognized on the sale of government guaranteed commercial loans that was partially offset by a $400,000 decrease in the gains recognized on the sales of single-family loans due to a decrease in the volume of loans sold and profit margins realized on the loans that were sold.  Competition in the single- family loan origination market has remained strong as the overall market has slowed and profit margins were lowered in order to remain competitive and maintain origination volume. Fees and service charges decreased $25,000 between the periods primarily because of a decrease in late charges and overdraft fees that was partially offset by an increase in debit card income.  Mortgage servicing fees decreased $107,000 between the periods due primarily to a decrease in the single-family mortgage loans being serviced.  Security gains decreased $48,000 due to decreased security sales.  Other non-interest income increased $41,000 primarily because of increased gains on the sale of real estate owned in the first nine months of 2007 when compared to the same period of 2006.

Non-interest expense was $18.1 million for the first nine months of 2007, an increase of $909,000, or 5.3%, from $17.1 million for the same period in 2006.  Compensation expense increased $687,000 between the periods due primarily to an increase in annual payroll costs and incentive compensation.  Other noninterest expenses increased $218,000 primarily because of increased legal fees and other expenses relating to foreclosed assets.  Advertising expense increased $78,000 between the periods due to increased loan and deposit product advertising.  Data processing costs increased $59,000 primarily because of an increase in internet and other banking services provided by a third party processor between the periods.  Amortization of mortgage servicing rights decreased $121,000 due to a decrease in single-family mortgage loans being serviced when compared to the same period in 2006.  Income tax expense increased $2.1 million between the periods due to an increase in taxable income and an effective tax rate that increased from 37.2% for the first nine months of 2006 to 39.3% for the first nine months of 2007.  The increase in the effective tax rate was primarily the result of decreased tax exempt income and changes in state tax allocations.

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Return on Assets and Equity

Return on average assets for the nine-month period ended September 30, 2007 was 1.04%, compared to 0.78% for the same period in 2006.  Return on average equity was 11.67% for the nine-month period ended September 30, 2007, compared to 8.07% for the same period in 2006.

President’s Statement

“I am pleased to report the increase in our net interest income despite the margin compression that we experienced in the first nine months of 2007,” said HMN President Michael McNeil.  “Our net interest margin was negatively impacted by an increasing cost of funds and increases in collateralized deposit relationships that required us to purchase additional investments at tighter interest rate spreads.  While this resulted in increased earnings, it had a negative effect on our net interest margin.”

General Information

HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. The Bank operates eleven full service offices in southern Minnesota located in Albert Lea, Austin, Eagan, LaCrescent, Rochester, Spring Valley and Winona and two full service offices in Iowa located in Marshalltown and Toledo. Home Federal Savings Bank also operates loan origination offices located in Sartell and Rochester, Minnesota.  Eagle Crest Capital Bank, a division of Home Federal Savings Bank, operates branches in Edina and Rochester, Minnesota.

Safe Harbor Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to those relating to the Company’s financial expectations for earnings and interest income. A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These  include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; reduced collateral values; deposit outflows; reduced demand for financial services and loan products; changes in accounting policies and guidelines, or monetary and fiscal policies of the federal government or tax laws; changes in credit or other risks posed by the Company’s loan and investment portfolios; technological, computer-related or operational difficulties; adverse changes in securities markets; results of litigation or other significant uncertainties.  Additional factors that may cause actual results to differ from the Company’s assumptions and expectations include those set forth in the Company’s most recent filings on Form 10-K and Form 10-Q with the Securities and Exchange Commission. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements.

(Three pages of selected consolidated financial information are included with this release.)
***END***

HMN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30,	December 31,
(dollars in thousands, except per share data)	2007	2006
	(unaudited)
Assets
Cash and cash equivalents	$51,916	43,776
Securities available for sale:
Mortgage-backed and related securities
(amortized cost $19,538 and $6,671)	18,927	6,178
Other marketable securities
(amortized cost $190,185 and $119,940)	191,251	119,962
	210,178	126,140

Loans held for sale	2,153	1,493
Loans receivable, net	846,201	768,232
Accrued interest receivable	7,350	5,061
Real estate, net	2,505	2,072
Federal Home Loan Bank stock, at cost	5,580	7,956
Mortgage servicing rights, net	1,431	1,958
Premises and equipment, net	12,082	11,372
Goodwill	3,801	3,801
Core deposit intangible, net	21	106
Prepaid expenses and other assets	1,473	2,943
Deferred tax asset	2,722	2,879
Total assets	$1,147,413	977,789

Liabilities and Stockholders’ Equity
Deposits	$936,419	725,959
Federal Home Loan Bank advances	97,500	150,900
Accrued interest payable	7,827	1,176
Customer escrows	1,349	721
Accrued expenses and other liabilities	7,018	5,891
Total liabilities	1,050,113	884,647
Commitments and contingencies
Stockholders’ equity:
Serial preferred stock: ($.01 par value)
authorized 500,000 shares; issued and outstanding none	0	0
Common stock ($.01 par value):
authorized 11,000,000; issued shares 9,128,662	91	91
Additional paid-in capital	57,890	57,914
Retained earnings, subject to certain restrictions	109,079	103,643
Accumulated other comprehensive income (loss)	275	(284)
Unearned employee stock ownership plan shares	(4,012)	(4,158)
Treasury stock, at cost 4,873,045 and 4,813,232 shares	(66,023)	(64,064)
Total stockholders’ equity	97,300	93,142
Total liabilities and stockholders’ equity	$1,147,413	977,789

HMN FINANCIAL, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(dollars in thousands)	2007	2006	2007	2006

Interest income:

Loans receivable	$17,258	14,962	49,632	44,747

Securities available for sale:
Mortgage-backed and related	212	66	495	206
Other marketable	2,498	1,512	6,810	3,724
Cash equivalents	250	546	972	1,254
Other	60	89	276	238
Total interest income	20,278	17,175	58,185	50,169

Interest expense:
Deposits	9,283	5,813	24,506	16,198
Federal Home Loan Bank advances	1,182	1,660	4,227	5,130
Total interest expense	10,465	7,473	28,733	21,328
Net interest income	9,813	9,702	29,452	28,841
Provision for loan losses	921	6,026	2,404	7,521
Net interest income after provision
for loan losses	8,892	3,676	27,048	21,320

Non-interest income:
Fees and service charges	828	820	2,306	2,331
Mortgage servicing fees	254	291	789	896
Securities gains, net	0	0	0	48
Gain on sales of loans	205	481	1,189	1,030
Other	362	143	724	683
Total non-interest income	1,649	1,735	5,008	4,988

Non-interest expense:
Compensation and benefits	3,147	2,706	9,770	9,083
Occupancy	1,127	1,131	3,323	3,335
Advertising	123	108	424	346
Data processing	325	306	941	882
Amortization of mortgage servicing rights, net	169	208	540	661
Other	1,062	980	3,054	2,836
Total non-interest expense	5,953	5,439	18,052	17,143
Income (loss) before income tax expense (benefit)	4,588	-28	14,004	9,165
Income tax expense (benefit)	1,806	-102	5,505	3,408
Net income	$2,782	74	8,499	5,757
Basic earnings per share	$0.74	0.02	2.26	1.5
Diluted earnings per share	$0.71	0.02	2.16	1.43

HMN FINANCIAL, INC. AND SUBSIDIARIES
Selected Consolidated Financial Information
(unaudited)

	Three Months Ended		Nine Months Ended
SELECTED FINANCIAL DATA:	September 30,		September 30,
(dollars in thousands, except per share data)	2007	2006	2007	2006
I. OPERATING DATA:
Interest income	$20,278	17,175	58,185	50,169
Interest expense	10,465	7,473	28,733	21,328
Net interest income	9,813	9,702	29,452	28,841

II. AVERAGE BALANCES:
Assets (1)	1,135,219	991,379	1,091,421	989,291
Loans receivable, net	850,557	747,261	819,362	764,322
Securities available for sale (1)	209,147	145,546	190,231	132,688
Interest-earning assets (1)	1,088,823	947,529	1,044,417	945,385
Interest-bearing liabilities	1,025,409	887,037	985,016	886,403
Equity (1)	98,629	96,248	97,384	95,339

III. PERFORMANCE RATIOS: (1)
Return on average assets (annualized)	0.97%	0.03%	1.04%	0.78%
Interest rate spread information:
Average during period	3.34	3.85	3.55	3.88
End of period	3.23	3.97	3.23	3.97
Net interest margin	3.58	4.06	3.77	4.08
Ratio of operating expense to average
total assets (annualized)	2.08	2.18	2.21	2.32
Return on average equity (annualized)	11.19	0.3	11.67	8.07
Efficiency	51.94	47.56	52.39	50.68
	September 30,	December 31,	September 30,
	2007	2006	2006
IV. ASSET QUALITY:
Total non-performing assets	$20,279	10,424	10,294
Non-performing assets to total assets	1.77%	1.07%	1.04%
Non-performing loans to total loans receivable, net	2.1%	1.08%	1.26%
Allowance for loan losses	$11,552	9,873	8,746
Allowance for loan losses to total loans receivable, net	1.37%	1.29%	1.2%
Allowance for loan losses to non-performing loans	65.12	118.84	94.89

V. BOOK VALUE PER SHARE:
Book value per share	$22.86	21.58	21.21
	Nine Months	Year	Nine Months
	Ended	Ended	Ended
	30-Sep-07	31-Dec-06	30-Sep-06
VI. CAPITAL RATIOS:
Stockholders’ equity to total assets, at end of period	8.48%	9.53%	9.29%
Average stockholders’ equity to average assets (1)	8.92	9.7	9.64
Ratio of average interest-earning assets to
average interest-bearing liabilities (1)	106.03	106.67	106.65
	September 30,	December 31,	September 30,
	2007	2006	2006
VII. EMPLOYEE DATA:
Number of full time equivalent employees	203	203	207

(1) Average balances were calculated based upon amortized cost without the market value impact of SFAS 115.